Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Long-Term Incentive Plan of Crystal River Capital, Inc. of our report dated March 22, 2007, with respect to the consolidated financial statements and schedule of Crystal River Capital, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 22, 2007